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                                                                   Exhibit 10.12

                            COGNOVIT PROMISSORY NOTE
                            ------------------------


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$4,045,392.00                                                    Cleveland, Ohio
                                                                January 22, 2001

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         For value received, the undersigned, SHILOH AUTOMOTIVE, INC., an Ohio corporation, (hereinafter "Maker") promises to pay to the order of MTD PRODUCTS INC, an Ohio corporation (hereinafter "Payee"), P.O. Box 368022, Cleveland, Ohio 44136, the principal sum of Four Million Forty-Five Thousand Three Hundred Ninety-Two Dollars ($4,045,392.00) (the "Principal"), together with interest at the rate of 8.620% per annum from the date hereof. Interest shall be calculated upon a year of 360 days for the actual number of days elapsed. The sole shareholder of the Maker, SHILOH INDUSTRIES, INC., a Delaware corporation (the "Parent"), for good and valuable consideration, jointly and severally guarantees Maker's payment and performance of its obligations under this Note, and makes the representations and warranties set forth under this Note.

         Maker shall pay principal and accrued interest due under this Note in one payment on November 1, 2001. Payment of less than all amounts due will be first applied to the accrued interest and then to the Principal.

         1. This obligation, and all other obligations, direct or contingent, of the Maker to Payee or any subsequent holder (collectively "Holder") under this Note, shall be and become immediately due and payable at the option of the Holder, without any demand or notice, except as provided below, upon the occurrence of any of the following described events, each of which shall constitute an "Event of Default":

               (a) Default in payment or performance of this Note, which such default continues without cure for a period in excess of five (5) business days of the due date thereof;

               (b) An assignment for the benefit of creditors executed by Maker or Parent;

               (c) The voluntary application for, or appointment of, a receiver for Maker or Parent;

               (d) The filing of a voluntary petition against Maker or Parent under any provisions of Federal Bankruptcy laws;

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               (e)      The commencement of any adverse bankruptcy,
                        receivership, insolvency, reorganization, or liquidation proceedings by or against the Maker or Parent (not vacated within thirty (30) days for any involuntary filing);

               (f) The issuance of an attachment against or seizure of any property of, or the entry of judgment against, the Maker or Parent unless such attachment, seizure or judgment is being appealed by the Maker or Parent;

               (g) The dissolution or cessation of business of the Maker or Parent; and

               (h) The sale of substantially all of the assets of the Maker or Parent.

         Upon the occurrence of an Event of Default herein described, the Holder may, at its option declare this Note and all other obligations of the undersigned, to be fully due and payable in the aggregate amount together with accrued interest plus any applicable, fees and charges.

         2. Payee and any subsequent Holder shall be entitled, upon written notice to Maker at the address set forth in Section 13 hereof, to transfer and assign its rights hereunder to any third party.

         3. No extension of time for payment of all or any part of the amount owing on this Note at any time shall affect the liability of the Maker. Further, no delay on the part of Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

         4. The Maker, Parent and all sureties, guarantors and endorsers waive demand and presentment for payment, notice of nonpayment, notice of protest, and protest of this Note.

         5. Each party, including the Maker, Parent and any endorser, surety, or guarantor acknowledge and agree that any lawsuit growing out of or incidental to any such controversy will be tried to a court of competent jurisdiction by a judge sitting without a jury and each party waives all right to trial by jury in any action or proceeding instituted in respect to this Note.

         6. This Note shall be construed under the laws of the State of Ohio, including the Uniform Commercial Code, as enacted and in force in the State of Ohio.

         7. The Maker reserves the right at any time and from time to time to pay any part or all of the then remaining balance due on this Note prior to the time of payment with no penalty or prepayment charge. The Payee will use all of the prepayment to reduce the amount the Maker owes under this Note. If Maker makes a partial prepayment, there will be no change in the due date of the Note unless the Payee agrees in writing to such change.



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         8. The Maker and Parent authorize any attorney at law to appear in any court of record in the State of Ohio and in the County where this Note was executed at any time after this Note becomes due, whether by acceleration or otherwise, and to waive the issuing and service of process and confess a judgment in favor of the legal holder against any Maker, endorser and guarantor, for the amount of principal and interest then appearing due upon this Note, together with costs of suit, and to release all errors and waive all right of appeal and stay of execution.

         9. Maker and Parent certify that the debt represented by this Note does not arise out of a consumer loan or transaction and is not incurred primarily for a personal, family, educational or household purpose.

         10. In the event the Maker shall fail to pay any payment when due hereunder or in any other respect shall allow this Note to become in default, interest shall then begin to accrue at the rate of ten percent (10%) per annum until the entire principal and accumulated interest is paid in full. In addition to the principal, interest, default interest and late payment charges (if any) Holder shall be entitled to collect all costs and expenses of collection, including, without limitation, reasonable attorneys fees, incurred in connection with Holder's collection efforts, whether or not suit on this Note is filed.

         11. The Maker and Parent hereby consent and agree that jurisdiction and venue for any claim or cause of action arising under or related to this Note shall be proper in the state court located in Cuyahoga County, Ohio, and expressly waives any and all rights which it may have, or which may hereafter arise, to contest the propriety of such choice or jurisdiction and venue, or to invoke the doctrine of forum non conveniens.

         12. Each of the Maker and Parent represents and warrants to the Payee as follows:

               (a) Each of Buyer and Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to execute and deliver this Note, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

               (b) The execution and delivery by each of Maker and Parent have been duly authorized by all requisite corporate action of Maker and Parent, as the case may be;

               (c) This Note is a valid and legally binding obligation of the Maker and Parent, as the case may be, enforceable against the Maker and Parent, as the case may be, in accordance with its terms except as such may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally; and



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               (d)      The execution, delivery and issuance of this Note will
                        not conflict with, result in a breach of any term or provision of, constitute a default under, or result in the creation or imposition of, a lien, charge, or encumbrance upon any of the Maker's or Parent's property or assets pursuant to the terms of any agreement or instrument to which the Maker or Parent is a party, by which either of them may be bound, or to which any of their property or assets is subject, nor will such action result in any violation of the Maker's or Parent's Certificate or Articles of Incorporation, by-laws or code of regulations, as the case may be, or any applicable federal, state or local statute, order, rule or regulation.

         13. The Parent hereby guaranties the payment and performance of any and all of the obligations of Maker under this Note. The guaranty provided herein is an absolute and unconditional guaranty by Parent of the prompt and punctual full payment and performance when due of all the obligations of Maker to Holder under the Note. Parent consents and agrees that Holder shall be under no duty or obligation to exhaust its remedies against Maker before calling upon the Parent for payment of the obligations hereunder. This guaranty is a guaranty of payment and performance and not limited to a guaranty of collection. As more fully set forth above, Parent hereby waives acceptance, notice of acceptance, presentment, demand, protest and other notice of any kind, promptness in commencing suit and/or giving any notice to or in making any claim or demand hereunder, and agrees that no act or omission of any kind on the part of Holder shall in any event affect or impair this guaranty. No disputed claim, counterclaim or offset asserted by Maker against Payee shall reduce the liability of the Parent to Holder or affect this guaranty in any manner whatsoever.



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WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
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         IN WITNESS WHEREOF, the Maker and Parent have executed this Cognovit
Promissory Note as of the date set forth herein.

Executed at Cleveland, Ohio, this 22 day of January 2001.

Witnesses                                           MAKER

                                                    SHILOH AUTOMOTIVE, INC.

                                                    /s/ Craig A. Stacy
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                                                    By:  Craig A. Stacy
----------------------------                        Its: Treasurer


                                                    PARENT

                                                    SHILOH INDUSTRIES, INC.


                                                    /s/ Craig A. Stacy
----------------------------                        ----------------------------
                                                    By:  Craig A. Stacy
----------------------------                        Its: Chief Financial Officer






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STATE OF OHIO              )
                           )   SS.
CUYAHOGA COUNTY            )

                  BEFORE ME, a Notary Public in and for said County, appeared the above named Shiloh Automotive, Inc. and Shiloh Industries, Inc., by Craig A. Stacy, as Treasurer of Shiloh Automotive, Inc. and as Chief Financial Officer of Shiloh Industries, Inc., respectively, who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said corporations and his free act and deed personally and as such officer.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, at Cleveland, Ohio, this 23rd day of January 2001.


                                                    /s/ Mark Waxman
                                                    ----------------------------
                                                             Notary Public









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